Exhibit 15.3

AFFINIAX A A SYED AUDITORS

Office 106, The Binary
Al Abraj Street, Business Bay
PO Box 413383
Dubai – UAE
[T] +971 4 425 6616
[E] mail@affiniax.com

To

The Commissioners

Securities and Exchange Commission

We have read the statements made by Brooge Energy Limited, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16.F of Form 20-F of Brooge Energy Limited due on / before 11 November 2024.

We agree with the statements concerning our Firm contained therein.

Thanks and Regards,

Nihar Kothari

Partner

P.O.Box: 413383
Dubai - U.A.E.
AFFINIAX A A SYED AUDITORS

Date: 04 November ,2024

Place: Dubai